UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2021

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, Oncternal Therapeutics, Inc. (the “Company”) and Frank J. Hsu, M.D. agreed to enter into a transition agreement pursuant to which Dr. Hsu’s employment as the Company’s Chief Medical Officer will continue through March 15, 2021. Pursuant to the transition agreement, Dr. Hsu will be eligible to receive the severance benefits provided under his employment agreement with the Company, subject to his execution of the transition agreement and a general release of claims in favor of the Company and his compliance with the other terms of the transition agreement. The Company thanks Dr. Hsu for his contributions to the Company.

The foregoing description of the transition agreement with Dr. Hsu does not purport to be complete and is qualified in its entirety by reference to the actual transition agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: March 1, 2021	By:	/s/ James B. Breitmeyer
	Name:	James B. Breitmeyer, M.D., Ph.D.
	Title:	President and Chief Executive Officer

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